Exhibit 32


                              CERTIFICATION OF
              CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C.
     Section 1350)

     The undersigned, as the Chief Executive Officer and Chief Financial Officer, respectively, of FNB Corporation, certify that, to the best of their knowledge and belief, the Quarterly Report on Form 10-Q for the period ended June 30, 2006, which accompanies this certification fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of FNB Corporation at the dates and for the periods indicated. The foregoing certification is made pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350) and shall not be relied upon for any other purpose. The undersigned expressly disclaim any obligation to update the foregoing certification except as required by law.




    Date:  August 4, 2006             /s/William P. Heath, Jr.
                                         William P. Heath, Jr.
                                         President & Chief Executive Officer




    Date:  August 4, 2006             /s/Daniel A. Becker
                                         Daniel A. Becker
                                         Executive Vice President &
                                           Chief Financial Officer